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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Citi Trends, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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104 Coleman Boulevard
Savannah, Georgia 31408
(912) 236-1561

April 21, 2009

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc. to be held at 9:00 a.m., EDT, on Wednesday, May 27, 2009, at the Hilton Garden Inn-Airport, 80 Clyde E. Martin Drive, Savannah, Georgia 31408. The formal notice of annual meeting appears on the next page.

        In addition to the formal items of business to be brought before the meeting, we will be pleased to report on the affairs of the Company.

        We look forward to greeting personally those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

Very truly yours,

R. Edward Anderson
Executive Chairman of the Board of Directors

Citi Trends, Inc.
104 Coleman Boulevard
Savannah, Georgia 31408

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 27, 2009

TO THE STOCKHOLDERS:

        You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc., a Delaware corporation, which will be held at the Hilton Garden Inn-Airport, 80 Clyde E. Martin Drive, Savannah, Georgia 31408, on Wednesday, May 27, 2009, at 9:00 a.m., EDT, for the following purposes:

  1.
  To elect two directors to the board of directors to serve as Class I directors whose terms will expire in 2012;

  2.
  To approve the Citi Trends, Inc. Annual Incentive Bonus Plan;

  3.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010;

  4.
  To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 30, 2009, the record date for the annual meeting.

        For directions to the annual meeting, please call the Hilton Garden Inn-Airport at (912) 964-5550.

        Whether or not you plan to attend the meeting in person, please complete, sign, date and return the accompanying proxy card promptly, so that your shares may be represented and voted at the annual meeting. A return envelope is enclosed for your convenience. No postage need be affixed to the enclosed envelope if mailed in the United States.

By Order of the Board of Directors,

Bruce D. Smith Senior Vice President, Chief Financial Officer and Secretary

April 21, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be
Held on May 27, 2009: The Proxy Statement and our 2008 Annual Report are available at
http://ir.cititrends.com/annual-proxy.cfm

CITI TRENDS, INC.
104 Coleman Boulevard
Savannah, Georgia 31408

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on May 27, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation by the board of directors of Citi Trends, Inc. of proxies to be voted at the annual meeting of stockholders on May 27, 2009. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed to stockholders on or about April 24, 2009.

        The principal executive offices of Citi Trends, Inc., a Delaware corporation, are located at 104 Coleman Boulevard, Savannah, Georgia 31408, and our telephone number is (912) 236-1561.

        The terms "Citi Trends" or the "Company" (as well as the words "we," "us" and "our") refer to Citi Trends, Inc. References to "you" or "your" refer to our stockholders.

        In this section of the proxy statement, we answer some common questions regarding the annual meeting of stockholders and the voting of shares of common stock at the meeting.

Where and when will the annual meeting be held?

        The date, time and place of the meeting are: May 27, 2009, at 9:00 a.m., EDT, at Hilton Garden Inn-Airport, 80 Clyde E. Martin Drive, Savannah, Georgia 31408. For directions to the meeting, please call the Hilton Garden Inn-Airport at (912) 964-5550.

Why did you send me this proxy statement?

        This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at our annual meeting. We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend in order to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What can I vote on at the meeting?

        The matters scheduled to be voted on at the meeting are:

  (1)
  The election of two directors to our board of directors to hold office until the annual meeting of stockholders in 2012 and until their successors are elected and qualified;

  (2)
  To approve the Citi Trends, Inc. Annual Incentive Bonus Plan; and

  (3)
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010.

How does the board of directors recommend that I vote?

        The board of directors recommends that you vote your shares "FOR" each of the nominees to the board of directors, "FOR" the approval of the Citi Trends, Inc. Annual Incentive Bonus Plan and "FOR" the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010.

 Who can vote?

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 30, 2009, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on March 30, 2009, there were a total of 14,685,737 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you can vote.

What is the required vote for approval?

        The election of our nominees for director requires a plurality of the votes cast at the annual meeting. The approval of the Citi Trends, Inc. Annual Incentive Bonus Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm each requires a majority of the votes cast at the annual meeting on such matters.

How are votes counted?

        We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting in person. One third of the shares of common stock outstanding and entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

        Votes withheld from a director nominee, abstentions and broker non-votes will be counted as shares present for the purpose of determining a quorum but will not be counted in determining the number of shares voted "for" a director nominee or votes cast "for" or "against" the proposal to approve the Citi Trends, Inc. Annual Incentive Bonus Plan or the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

How do I vote?

        Stockholders of record may vote in person by attending the annual meeting or by completing and returning the proxy by mail. Your vote is very important, so whether you plan to attend the annual meeting or not, we encourage you to vote by proxy as soon as possible.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. If you do not mark a selection, your proxy will be voted as recommended by the board of directors.

        You have the following choices in completing your proxy:

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on the nominees for director, you can either vote "FOR ALL" the nominees or withhold your vote on the nominees as a group or for any particular nominee.

  •
  You may abstain on the proposal to approve the Citi Trends, Inc. Annual Incentive Bonus Plan, in which case no vote will be recorded on that matter.

  •
  You may abstain on the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded on that matter.

  •
  You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all of the nominees as directors, to approve the Citi Trends, Inc. Annual Incentive Bonus Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010.

How do I vote if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares.

What if other matters come up at the annual meeting?

        The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of the directors; the proposal to approve the Citi Trends, Inc. Annual Incentive Bonus Plan; and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

        Yes, so long as you are the record holder and not a nominee holder of the shares. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. We will honor the proxy card with the latest date.

        Proxy revocation notices or new proxy cards should be sent to Citi Trends, Inc. c/o American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a proxy card if you are a stockholder of record on the record date. If your shares are held in street name, then you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted by mail.

What do I do if I receive duplicate proxy statements and cards?

        You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by American Stock Transfer and Trust Company, our transfer agent. To have all your shares voted, please sign, date and return all proxy cards.

Who will count the votes?

        American Stock Transfer and Trust Company will tabulate the votes. Corporate Communications, Inc. will serve as the inspector of election.

 Who will conduct this proxy solicitation and who pays for this proxy solicitation?

        We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm's expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

        In addition, we will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and we will reimburse them for their expenses in doing so.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Our board of directors currently consists of six directors, R. David Alexander, Jr., R. Edward Anderson, Brian P. Carney, Lawrence E. Hyatt, John S. Lupo, and Patricia M. Luzier. Our directors are divided into three classes having staggered three-year terms, so that the term of one class expires at each annual meeting of stockholders. Two nominees will be proposed for election as Class I directors at the annual meeting to hold office until the annual meeting in 2012 and until their successors are duly elected and qualified.

        It is intended that the persons named in the accompanying proxy will vote to elect the nominees listed below unless authority to vote is withheld. The elected directors will serve until the annual meeting of stockholders in 2012 or until an earlier resignation or retirement or until their successors are elected and qualify to serve.

        The nominees have agreed to stand for election and are available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy.

Nominees for Election as Class I Directors

        R. David Alexander, Jr. was appointed by our board of directors to serve as a director effective April 5, 2009. Our board of directors has nominated Mr. Alexander for election by the stockholders at this annual meeting to serve as a Class I director for a three-year term expiring in 2012.

        Mr. Alexander is currently our President and Chief Executive Officer and is not a member of any of the board committees. Mr. Alexander's biographical information is set forth in the following pages.

        Patricia M. Luzier currently serves as a Class I director whose term expires at the annual meeting. Ms. Luzier has been nominated by our board of directors to stand for re-election at the annual meeting for a three-year term expiring in 2012.

        Ms. Luzier is currently the chairman of the Nominating and Corporate Governance Committee of our board of directors and is a member of the Compensation Committee and the Audit Committee of our board of directors. Ms. Luzier's biographical information is set forth in the following pages.

Vote Required; Recommendation

        The directors will be elected by a plurality of the votes cast so long as a quorum is present at the annual meeting. Unless otherwise indicated on the proxy, properly executed proxies will be voted to elect each of the nominees for director.

        The board of directors recommends that stockholders vote "FOR" each of the nominees for election as Class I directors.

 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Our board of directors consists of six directors (Messrs. Alexander, Anderson, Carney, Hyatt and Lupo and Ms. Luzier), all of whom, except Mr. Alexander and Mr. Anderson, have been determined by the board to be independent under NASDAQ listing standards. Our Second Amended and Restated Certificate of Incorporation divides our board into three classes having staggered terms, with one of such classes being elected each year for a new three-year term. Our Class I director, Ms. Luzier, has a term expiring in 2009, our Class II directors, Messrs. Lupo and Carney, have terms expiring in 2010, and our Class III directors, Messrs. Anderson and Hyatt, have terms expiring in 2011. Mr. Alexander was appointed to the board effective April 5, 2009, and is being nominated to be elected by the stockholders as a Class I director.

Directors

        The following sets forth selected biographical information for our directors.

Nominees for Class I Director.

        R. David Alexander, Jr.    Mr. Alexander, age 52, has served as the President and Chief Executive Officer and as a director since April 5, 2009. Mr. Alexander served as President and Chief Operating Officer of the Company from December 8, 2008 to April 4, 2009. In 2008, Mr. Alexander was a consultant with APAX Partners, a private equity firm. Previously, Mr. Alexander was Chief Executive Officer of Portrait Corporation of America, Inc. ("PCA"), which operates photography studios in Wal-Mart stores, from 2005 to 2007. Prior to that, Mr. Alexander had spent ten years with Family Dollar Stores, Inc., which operates discount retail stores, including the period from 2003 to 2005 when he was President and Chief Operating Officer and the period from 2000 to 2003 when he was Executive Vice President and Chief Operating Officer.

        On August 31, 2006, PCA, for which Mr. Alexander served as Chief Executive Officer as described above, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. Mr. Alexander continued to serve as Chief Executive Officer of PCA until its sale to CPI Corp. in 2007.

        Patricia M. Luzier.    Ms. Luzier, age 59, has served as a director since November 2005 and is the Chair of the Nominating and Corporate Governance Committee, as well as a member of the Audit Committee and the Compensation Committee. Ms. Luzier currently has her own private consulting business focused on human resource management, organizational development and executive coaching. Ms. Luzier was previously the Senior Vice President and Chief Administrative Officer of Cole National Corporation, a specialty retailer, from 1999 until October 2004. She served as Senior Vice President, Human Resources and Administration, for HomePlace Group, Inc. from 1998 until 1999. She also served as Senior Vice President of Human Resources with Vicorp Restaurants, Inc. from 1994 until 1998. Ms. Luzier currently serves as a director for Dale Carnegie and Associates.

Continuing Class II Directors with Terms Expiring in 2010.

        Brian P. Carney.    Mr. Carney, age 48, has served as a director since November 2007, and is a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Carney currently serves as Executive Vice President and Chief Financial Officer of BI-LO, LLC, a grocery retailer, a position he has held since 2005. Prior to that time, Mr. Carney had served as Executive Vice-President and Chief Financial Officer of Jo-Ann Stores, Inc., a specialty retailer, from 1997 to 2005, as Senior Vice President of Finance of Revco, D.S., Inc., a drug store retailer, from 1989 to 1997, and as an Audit Manager with Arthur Andersen & Co., a public accounting firm, from 1982 to 1989.

        On March 23, 2009, BI-LO, LLC filed a voluntary petition for reorganization under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of South Carolina.

        John S. Lupo.    Mr. Lupo, age 62, has served as a director since May 2003, and is Chairman of the Compensation Committee, as well as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lupo was a principal in the consulting firm, Renaissance Partners, LLC, from February 2000 through December 2008. From November 1998 until December 1999, Mr. Lupo served as Executive Vice President of Basset Furniture. From October 1996 until October 1998, Mr. Lupo served as the Chief Operating Officer of the International Division of Wal-Mart Stores Inc., and from September 1990 until September 1996, Mr. Lupo served as Senior Vice President and General Merchandise Manager of Wal-Mart Stores Inc. Mr. Lupo currently serves as a director for Spectrum Brands, Inc. (formerly known as Rayovac Corporation), AB Electrolux, and Cobra Electronics Corp.

Continuing Class III Directors with Terms Expiring in 2011.

        R. Edward Anderson.    Mr. Anderson, age 59, has served as Executive Chairman of our board of directors since April 5, 2009 and as a director since December 2001. He served as Chairman of our board of directors from May 2006 until April 4, 2009. Mr. Anderson served as Chief Executive Officer of the Company from December 2001 until April 4, 2009.

        Lawrence E. Hyatt.    Mr. Hyatt, age 54, has served as a director since November 2006, and is Chairman of the Audit Committee, and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hyatt has served as the Chief Financial Officer, Secretary and Treasurer of O'Charley's Inc., a multi-concept restaurant company, since November 2004. He has also been serving as Interim Chief Executive Officer of O'Charley's Inc. since February 2009. Mr. Hyatt served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.p.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.

Board of Directors Committees

        The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised solely of the independent members of our board of directors, Messrs. Carney, Hyatt and Lupo and Ms. Luzier.

Audit Committee

        The Audit Committee, currently consisting of all four of the Company's independent directors: Messrs. Carney, Hyatt and Lupo and Ms. Luzier, reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. The current members of the Audit Committee satisfy NASDAQ's audit committee member independence requirements. Mr. Hyatt is the Chairman of the Audit Committee. The board of directors has determined that Mr. Hyatt is an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission (the "SEC"). During fiscal 2008, the Audit Committee met 9 times.

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee oversees the Company's accounting and financial reporting processes, both internal and external, and audits of the

Company's financial statements, on behalf of the board of directors. The principal duties and responsibilities of our Audit Committee, among other things, are to:

  •
  have direct responsibility for the appointment, selection, compensation, retention, replacement and oversight of the work of our independent registered public accounting firm, including prescribing what services are allowable and approving in advance all services provided by them;

  •
  discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and the results of their respective audits;

  •
  review our annual audited financial statements and quarterly unaudited financial statements, and discuss the statements with management and the independent registered public accounting firm and review our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

  •
  review and discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, including our ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;

  •
  review and approve all related party transactions consistent with the rules applied to companies listed on The NASDAQ Stock Market; and

  •
  establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or auditing matters.

        The Audit Committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of the internal audit function. The Audit Committee's work is guided by a written charter which has been approved and adopted by the board of directors. A copy of the current Audit Committee charter is available on the Company's website located at http://www.cititrends.com. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company's other filings under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically so provides.

Compensation Committee

        The Compensation Committee, currently consisting of all four of the Company's independent directors: Messrs. Carney, Hyatt, and Lupo and Ms. Luzier, reviews and determines the compensation and benefits of the Company's executive officers and administers our incentive and equity-based compensation plans. Mr. Lupo is the Chairman of the Compensation Committee. The Compensation Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com. During fiscal 2008, the Compensation Committee met 5 times. The principal duties and responsibilities of our Compensation Committee, among other things, are to:

  •
  review and approve corporate goals and objectives relevant to our Chief Executive Officer's and other named executive officers' compensation and evaluate the Chief Executive Officer's performance in light of these goals and objectives;

  •
  review and administer the Company's incentive and equity-based compensation plans;

  •
  determine and approve the Chief Executive Officer's compensation;

  •
  make recommendations to our board of directors regarding the salaries, incentive compensation plans and equity-based plans for our executive officers;

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  oversee, in consultation with management, regulatory compliance with respect to compensation matters;

  •
  review and approve any severance or similar termination payments proposed or made to any of our current or former executive officers; and

  •
  review and approve any employment contracts or other contractual arrangements resulting in any payment to any employee of the Company proposed to be made as a result of a change in control of the Company.

        The form and amount of director compensation is annually determined by our board of directors after a recommendation from the Nominating and Corporate Governance Committee.

        The Compensation Committee has the discretion to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee has delegated limited authority to a committee consisting of our Chief Executive Officer to grant awards under the 2005 Long-Term Incentive Plan to non-executive employees of the Company. The Compensation Committee has the authority and resources to engage compensation consultants and legal, accounting or other advisors to provide the Committee with advice and information in connection with carrying out its responsibilities. In 2008, the Compensation Committee once again engaged Towers Perrin (the "Compensation Consultant") to provide advice on the Company's executive and director compensation practices.

        See "Compensation Discussion and Analysis" elsewhere in this proxy statement for a discussion of the role of the Compensation Consultant and executive officers in the compensation process and further discussion of the processes and procedures of the Compensation Committee. See also "Compensation Committee Report" elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of all four of the Company's independent directors: Messrs. Carney, Hyatt, and Lupo and Ms. Luzier. Ms. Luzier is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com. During fiscal 2008, the Nominating and Corporate Governance Committee met 4 times. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to:

  •
  review the composition of our board of directors and committee structure and evaluate the performance of directors and committees;

  •
  identify individuals qualified to become board members, consistent with criteria approved by our board of directors;

  •
  select and recommend individuals as nominees for directors at annual meetings of our stockholders;

  •
  develop and recommend to the board of directors a set of corporate governance principles applicable to us and periodically review and assess such corporate governance principles;

  •
  review the institutional and other affiliations of our board members and nominees for directors for any potential conflicts of interests and make recommendations to our board of directors with respect to the determination of director independence; and

  •
  review and make recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors.

 Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics applicable to our directors, executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) and employees in accordance with the rules of The NASDAQ Stock Market and the SEC. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in all other public communications;

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  compliance with applicable laws, rules and regulations, including insider trading compliance; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

        The Code of Business Conduct and Ethics is available on our corporate website at http://www.cititrends.com. In the event of any amendment or waiver of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, such amendment or waiver will be posted on our website.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Carney, Hyatt and Lupo and Ms. Luzier. No member of the current Compensation Committee serves or has ever served as one of our executive officers or employees. None of our executive officers serves or has ever served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors or our Compensation Committee.

Attendance of Directors

        During fiscal 2008, the board of directors held 11 meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he or she served, which meetings were held when he or she was a director.

Policies Relating to our Board of Directors

Nomination and Selection of Directors

        Our Nominating and Corporate Governance Committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate's professional background, on third-party background and reference checks and on such other due diligence information as reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business before the Nominating and

Corporate Governance Committee would recommend a candidate as a nominee to our board of directors and the nominee must meet the following minimum qualifications:

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  demonstrated personal integrity and moral character;

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  willingness to apply sound and independent business judgment for the long-term interests of stockholders of the Company;

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  relevant business or professional experience, technical expertise or specialized skills;

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  personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company's needs; and

  •
  ability to commit sufficient time to effectively carry out the substantial duties of a director.

        The Nominating and Corporate Governance Committee evaluates nominees submitted by stockholders in the same manner as nominees from other sources. Stockholders may recommend nominees for consideration at the annual meeting by submitting the names and the following supporting information to the Secretary of the Company at: Secretary, Stockholder Nominations, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. Such submissions must be received by the Secretary not less than ninety (90) calendar days and not more than one hundred twenty (120) calendar days prior to the first anniversary of the previous year's annual meeting. The submission should include a current resume and curriculum vitae of the candidate and a statement describing the candidate's qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate and should otherwise comply with the requirements of our bylaws.

Communications with our Board of Directors

        Stockholders and other interested parties may communicate directly with our board of directors, the non-management directors as a group or individual directors. All communications should be in writing and should be directed to the Secretary of the Company at: Stockholder Communications, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication received by the Secretary will be forwarded to the intended recipients.

Director Attendance at Annual Meeting of Stockholders

        We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite, expect and encourage all directors to attend. All of our directors who were serving as directors at the time, attended the 2008 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2008 fiscal year. The Audit Committee has also discussed with KPMG LLP, the Company's independent registered public accounting firm during the 2008 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC.

        Submitted by the Audit Committee of the Board of Directors:

          Lawrence E. Hyatt, Chairman

          Brian P. Carney

          John S. Lupo

          Patricia M. Luzier

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that disclosure with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for the 2009 annual meeting of stockholders and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

        The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

        Submitted by the Compensation Committee of the Board of Directors:

          John S. Lupo, Chairman

          Brian P. Carney

          Lawrence E. Hyatt

          Patricia M. Luzier

 EXECUTIVE OFFICERS

        The following table sets forth the names, ages and current positions of our current executive officers.

Name	Age	Position
R. Edward Anderson	59	Executive Chairman of the Board of Directors
R. David Alexander, Jr.	52	President, Chief Executive Officer and Director
Elizabeth R. Feher	48	Executive Vice President and Chief Merchandising Officer
Bruce D. Smith	50	Senior Vice President and Chief Financial Officer
James A. Dunn	52	Senior Vice President of Store Operations
Ivy D. Council	52	Senior Vice President of Human Resources

        The following sets forth selected biographical information for our executive officers who are not directors.

        Elizabeth R. Feher.    Ms. Feher has served as our Executive Vice President and Chief Merchandising Officer since April 2, 2008. Previously, Ms. Feher was Senior Vice President—Ladies Apparel, Intimate and Kids, for Value City Department Stores, an off-price department store chain, since January 2005. Prior to that, Ms. Feher had been Vice President—Divisional Merchandise Manager—Ladies Sportswear for Bon Ton Stores, a regional department store operator, from 2000 and had held various other positions with Bon Ton Stores since 1994.

        Bruce D. Smith.    Mr. Smith has served as our Senior Vice President and Chief Financial Officer since April 2, 2007. From March 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc., a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. from 1996 until March 2005. From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred's, Inc. From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a Certified Public Accountant.

        On March 21, 2007, Hancock Fabrics, Inc., for which Mr. Smith served as an executive officer as described above, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

        James A. Dunn.    Mr. Dunn has served as our Vice President of Store Operations since April 2001 and as our Senior Vice President of Store Operations since April 2006. From January to April 2001, Mr. Dunn was our Director of Training and Development and from January 2000 to January 2001, was one of our Regional Managers. Prior to joining us, Mr. Dunn was a Store Manager at Staples from January 1999 to January 2000. Prior to that Mr. Dunn was a Regional Manager at Dress Barn, where he supervised 77 stores and 10 district sales managers.

        Ivy D. Council.    Ms. Council has served as our Senior Vice President of Human Resources since January 2007. From February 2006 to November 2006, Ms. Council served as Vice President of Human Resources for Baja Fresh Restaurants, a division of Wendy's, Inc. From September 2003 to January 2006, Ms. Council served as Executive Vice President of Human Resources for Pasta Pomodoro Restaurants and as a director of such entity from May 2001 to December 2002. Prior to that, Ms. Council served as Senior Vice President of Human Resources for Ross Stores.

        Each of the executive officers serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2008 to the following individuals, whom we refer to as our named executive officers:

  •
  R. Edward Anderson, our Chief Executive Officer during fiscal 2008,

  •
  Elizabeth R. Feher, our Executive Vice President and Chief Merchandising Officer (effective April 2, 2008),

  •
  Bruce D. Smith, our Senior Vice President and Chief Financial Officer,

  •
  James A. Dunn, our Senior Vice President of Store Operations, and

  •
  Ivy D. Council, Senior Vice President of Human Resources.

        The discussion below is intended to help you understand the detailed information provided in the compensation tables and put that information into context within our overall compensation program.

Objective of Our Compensation Program

        In order to maintain a critical advantage in our competitive marketplace, we believe our compensation program should be designed to provide market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce. In furtherance of those goals, our compensation program is designed to:

  •
  enable the Company to retain and motivate a team of high quality executives who will create long-term stockholder value;

  •
  create opportunities to participate in the ownership of the Company and to share in the value the executives help create; and

  •
  provide rewards that are proportional to each executive's contribution to our success.

        Our compensation philosophy emphasizes each individual's responsibility for high achievement and provides a strong link between pay and performance on both an individual and company level. As noted above, the compensation decisions that are discussed below relate primarily to fiscal 2008, our third full fiscal year following our initial public offering in May 2005. As a relatively new public company, our compensation philosophy continues to develop as we evaluate our compensation program to identify its strengths and weaknesses. To assist us with this evaluation, we have utilized the services of the Compensation Consultant to provide market data and other resources in connection with our compensation review, as further discussed below. In addition, we added Ms. Ivy Council, Senior Vice President of Human Resources, to our management team in January 2007, to assist in the design and management of our compensation program, among other things. Ms. Council joined our Company with a very strong background in human resources. Together, our management team and Compensation Committee will continue to develop and refine our compensation philosophy, program and practices over time, with the goal of maximizing stockholder value.

How We Determine and Assess Executive Compensation

  Role of the Compensation Committee and Executive Officers

        The Compensation Committee plays an integral role in the strategic direction and administration of the compensation structure of the Company. The Compensation Committee and our Chief Executive Officer work together to ensure that the compensation paid to our named executive officers is in line with our compensation philosophy and furthers our long-term goals.

        After forming qualitative judgments regarding individual performance within each executive's areas of direct responsibility, as well as how such performance serves the entire Company, and discussions with the Compensation Committee and other members of management regarding appropriate levels of compensation, our Chief Executive Officer recommends to the Compensation Committee base salary, target annual cash incentive amounts and annual cash incentive program formulas, and long-term equity incentive grants for our executive officers (other than himself). The Compensation Committee reviews such recommendations and determines whether, in light of our compensation philosophy, the recommended compensation levels are appropriate. This determination includes consideration of recommendations by the Compensation Consultant as described below. Upon such determination, the Compensation Committee formally approves the compensation levels. Our Chief Executive Officer is not involved with any aspect of determining his own compensation. The Compensation Committee independently sets the Chief Executive Officer's total compensation package, taking into account the same factors as for the other executive officers.

  Compensation Consultant

        From time to time, the Compensation Committee selects and engages outside compensation consultants and other experts for survey data and other information as it deems appropriate. As discussed in further detail in the following section, the Committee once again engaged the Compensation Consultant in 2008 to provide an analysis of the Company's compensation practices and to provide an update to the Committee as to current compensation trends.

  Market Data

        Periodically, for the purposes of benchmarking executive compensation, the Compensation Committee reviews the compensation practices of a group of public companies selected from an industry peer group comprised primarily of specialty apparel retailers. Prior to our initial public offering, the Compensation Consultant conducted a competitive market analysis based on (i) the public disclosures of a competitor peer group developed by the Compensation Consultant and approved by the Company, and (ii) data from various sources, including primary retail and wholesale industry compensation surveys. While a number of the companies in the peer group had higher revenues than the Company, given the Company's expected growth at that time, the Compensation Committee believes this was an appropriate group for benchmarking purposes. In 2008, the Compensation Consultant once again compared our compensation practices to those of the original peer group, but also compared them to a new peer group that consisted of the same apparel retailers in the original group that were similar in size to the Company, but replaced the larger companies in the original group with other apparel retailers more similar in size to the Company.

        The following specialty apparel retailers were included in the new peer group:

bebe stores, inc.	Gottschalks Inc.
The Buckle, Inc.	Hot Topic, Inc.
Cache, Inc.	Jos. A. Bank Clothiers, Inc.
Casual Male Retail Group, Inc.	Stein Mart, Inc.
The Cato Corporation	Syms Corp
Charlotte Russe Holding, Inc.	The Wet Seal, Inc.
Christopher & Banks Corporation	Zumiez Inc.
The Dress Barn, Inc.

        In addition, the Compensation Consultant compared the Company's compensation practices to data from a survey of all industries, which was size-adjusted for an appropriate comparison to the Company ("Market Survey Data").

        The Compensation Consultant's analysis focused on the following areas of compensation:

  •
  base salary,

  •
  annual cash incentives,

  •
  total cash compensation (the sum of base salary and annual cash incentives),

  •
  long-term equity incentives (a variable incentive vesting over a multi-year period), and

  •
  total direct compensation (the sum of total cash compensation and long-term incentive awards).

        The Compensation Consultant's original study indicated that our executive officers' total cash compensation and total direct compensation fell below median peer company practice. Because total compensation opportunities provided to our executive officers were below median for our peer group, we began an effort to gradually approach the median level of compensation within our peer group over a period of several years. These efforts have included salary increases, higher target awards as a percentage of salary under our cash incentive program and shifting our long-term equity incentives from stock options to restricted stock. As a result, the 2008 study by the Compensation Consultant indicated that our executive officers' total direct compensation is generally at median in relation to the Market Survey Data and generally below median in relation to the new peer group, although progress has been made in closing the gap identified in previous compensation reviews.

  Company Performance

        We measure our overall financial performance based on a number of financial metrics, of which the most important is earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Company's performance in this area allows us to evaluate the Company's success in any given year. The Company's success and performance impacts our compensation decisions with respect to our executive officers. Only our annual cash incentives are formally tied to this financial metric, although, the future value of long-term equity incentives is at least indirectly tied to such metric.

Elements of our Compensation Program

        Our executive officer compensation program consists of the following elements: base salary, annual cash incentives, long-term equity incentives, and certain other benefits.

  Base Salary

        Base salaries fulfill the fixed portion of our compensation program. Base salaries are set annually by the Compensation Committee based on a variety of factors, including peer group information and a qualitative review of the executive's performance and contributions to the Company. We do not target salaries to be at any specific level within our peer group. However, as we discussed above, our goal is to position compensation to approach the median of our peer group over time. In consideration of this goal, as well as individual performance evaluations and retention considerations, the Compensation Committee approved increases to our executive officers' base salaries for 2008 in amounts ranging from 12.0% to 18.7%.

  Annual Cash Incentives

        Our annual cash incentive program provides our executive officers with an opportunity to earn cash awards based on the achievement of our budgeted goal for EBITDA. Due to the importance of this financial metric to the annual and long-term success of the Company, we strive to make the achievement of this goal each year to be a meaningful challenge to our executive officers. The budgeted EBITDA that represents our goal considers many key operating and financial factors including the following:

  •
  Store selling square footage growth;

  •
  Comparable store sales;

  •
  Gross margin;

  •
  Store and distribution operating expenses as a percentage of sales; and

  •
  Corporate expenses

        The annual cash incentive program is directly linked to our budget, such that if the Company achieves 100% of its budgeted EBITDA, it is expected that the executive officers would receive 100% of their target award. There is a scale in place that dictates payment of annual cash incentives in the event that actual EBITDA results are between 90% (threshold) and 120% (maximum) of budget. Using the scale, if actual EBITDA is 90% of budget, then 50% of the target award is paid, while if actual EBITDA is equal to or greater than 120% of budget, then 200% of the target award is paid. If actual EBITDA is less than 90% of budget, no cash incentive compensation is paid. In 2008, the EBITDA goal was $39,062,000, representing a 25% increase over 2007's actual EBITDA. Actual 2008 EBITDA was $39,326,000, or 100.7% of budget, resulting in cash incentives equal to 102.1% of the target award, as prescribed by the scale. Our Chief Executive Officer recommends a target award for each executive officer based on the executive's position within the Company and consideration of data provided by the Compensation Consultant and, together with the Compensation Committee, determines the appropriate target award for each executive. For fiscal 2008, each executive officer's target award (as a percentage of base salary) was as follows:

Name	Target Award
Mr. Anderson	100%
Ms. Feher	65%
Mr. Smith	50%
Mr. Dunn	50%
Ms. Council	50%

        The Compensation Committee did not exercise any discretion to adjust computed awards in 2008. Actual awards earned in 2008 by our named executive officers are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table elsewhere in this proxy statement.

  Long-Term Equity Incentives

        The long-term equity incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with our stockholders through the officers' ownership of equity in the Company.

        We do not target a particular percentage of total compensation to be provided to executive officers in the form of equity based awards. The dollar value of each equity grant is within the discretion of the Compensation Committee and is based on recommendations made by our Chief Executive Officer, which take into account the executive's past performance, the executive's position within the Company, and an evaluation of other elements of compensation provided to the executive officer. The Committee also considers the compensation studies performed by the Compensation Consultant to determine the appropriate size of the equity-based awards.

        Prior to 2007, the Company used stock options as the primary form of long-term equity incentive for its executive officers. In 2007 and 2008, we granted restricted stock to our named executive officers under the 2005 Long-Term Incentive Plan. We believe the shift to full-value restricted stock will provide stronger incentives for the creation of long-term stockholder value, provide greater retention value for the executives, and result in less stockholder dilution. The 2008 grants were determined as a percentage of base pay, ranging from 50% for the named executive officers that are senior vice presidents to 100% for the Chief Executive Officer. For more information regarding these long-term incentives granted to our named executive officers in fiscal 2008, please see the "Grants of Plan-Based Awards Table for Fiscal Year 2008" and "Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2008" and the related footnotes elsewhere in this proxy statement.

  Other Benefits

        Retirement.    We maintain the Citi Trends, Inc. 401(k) Profit Sharing Plan, a tax-qualified, defined contribution employee benefit plan in which a substantial majority of our employees, including the named executive officers, are eligible to participate. We match 50% of employee contributions to the plan, up to a maximum of 4% of an employee's total calendar year compensation (subject to IRS limits).

        Perquisites.    During fiscal 2008, the Company provided Messrs. Anderson and Dunn with the use of a company car and paid a car allowance to Ms. Feher. The Company paid for temporary housing expenses in connection with Ms. Feher's relocation after being hired. Each executive officer also received life/long-term disability insurance coverage. We did not provide any other special benefits or perquisites to our executive officers. We believe these perquisites are reasonable in light of peer group practices. We provide health and welfare benefits to our executive officers on the same basis as we provide to all of our salaried employees.

        Severance Agreements.    We maintain severance agreements with all of the named executive officers, which provide severance benefits in the event their employment is terminated by the Company without cause or in connection with a change in control of the Company. Each severance agreement provides that if the Company terminates an executive's employment without Cause (as defined in the severance agreement) or if the executive terminates his or her employment within twelve months of a Change in Control (as defined in the severance agreement) provided that within such period the executive's job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary. The Company provides involuntary termination severance benefits to protect individuals from events outside their control and to offer compensation packages similar to those commonly found in our market for competing executive talent. Furthermore, the Company provides benefits in the event of a change in control to protect against disruption in the event of a change in control. We believe that these severance agreements serve as an important retention element of the compensation package provided to these officers. The potential severance benefits payable to our named executive officers are described in "Potential Payments upon Termination or Change in Control" elsewhere in this proxy statement.

Equity Grant Practices

        The Company has a practice of generally making equity awards on pre-established dates. Annual equity awards are presented to the Compensation Committee for approval at a regularly scheduled Compensation Committee meeting usually held in March. Equity awards are also given to employees throughout the year, as they are hired or promoted into positions eligible for those awards. We make decisions on equity grants based solely on our compensation and retention objectives and our established measurements of the value of these awards. If at the time of any planned action relating to a grant of this type of compensation, any member of the Compensation Committee or the Chief Executive Officer making recommendations to the Committee is aware of material non-public information about the Company or our prospects, it is our policy to make such grant without giving effect to such information. However, an effort is made to make the annual grants each March effective three business days after the Company's fourth quarter earnings release, in order to allow time for the release to be disseminated to the investment community, while also minimizing the timeframe in which material non-public information can develop between the date of the earnings release and the date on which the grants are determined.

Tax and Accounting Considerations

        The accounting treatment of compensation has been a factor in determining the type of equity awards to grant to our executive officers. Prior to fiscal 2006, the favorable accounting treatment of stock options played an important role in the Company's decision to use this form of equity award. Following the adoption of FAS 123R, however, the Company reevaluated its equity grant practices, and in fiscal 2007 shifted to restricted stock as its primary form of equity awards, as discussed above.

        Generally, the Compensation Committee considers the net cost to the Company, and its ability to effectively administer executive compensation in the long-term interests of stockholders. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation. It is the Compensation Committee's intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. No deductions for compensation paid for 2008 or prior years have been limited under Section 162(m) of the Code. As discussed elsewhere in this proxy statement, the Company is requesting stockholder approval of an incentive bonus plan designed to enhance the Company's ability to deduct executive compensation on its tax returns.

2008 Fiscal Year Compensation Tables

Summary Compensation Table

        The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during fiscal years 2006, 2007 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
R. Edward Anderson	2008	494,231	—	185,640	102,798	510,500	12,115	1,305,284
Chief Executive Officer	2007	416,282	—	68,873	103,451	—	11,699	600,305
	2006	357,471	—	—	96,467	282,225	10,200	746,363
Elizabeth R. Feher(6)	2008	293,462	75,000	63,571	—	193,990	30,498	656,521
Executive Vice	2007	—	—	—	—	—	—	—
President and Chief	2006	—	—	—	—	—	—	—
Merchandising Officer
Bruce D. Smith(7)	2008	277,692	—	54,667	—	142,940	552	475,851
Senior Vice President	2007	207,950	50,000	21,607	—	50,000	11,439	340,996
and Chief Financial Officer	2006	—	—	—	—	—	—	—
James A. Dunn	2008	209,231	—	41,000	23,381	107,205	9,272	390,089
Senior Vice President of	2007	182,464	—	16,205	23,381	—	9,828	231,878
Store Operations	2006	174,763	—	—	21,623	70,438	8,171	274,995
Ivy D. Council(8)	2008	227,692	—	39,369	10,461	117,415	1,254	396,191
Senior Vice President of	2007	196,018	105,000	12,964	10,461	—	16,487	340,930
Human Resources	2006	15,385	—	—	672	—	—	16,057

(1)
Ms. Feher, Mr. Smith and Ms. Council received signing bonuses upon joining the Company to be used, in part, to offset relocation expenses, and Ms. Council also received a guaranteed year-end bonus.

(2)
Reflects the amount recognized by the Company as an expense in the applicable fiscal year for financial statement reporting purposes related to restricted stock awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts reported were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as "FAS 123R"). Expense equal to the fair value of each restricted stock award (the closing price of the Company's common stock on the date of grant) is amortized over the applicable vesting period.

(3)
Reflects the amount recognized by the Company as an expense in the applicable fiscal year for financial statement reporting purposes relating to stock option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 to the Company's financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(4)
Reflects the value of cash incentive compensation earned under our annual cash incentive program.

(5)
Reflects the aggregate incremental cost to the Company of providing use of Company leased cars to Messrs. Anderson and Dunn and a car allowance to Ms. Feher and the costs of temporary housing for Ms. Feher in 2008 incurred in connection with her relocation after being hired. Also, includes amounts for each officer related to life/long-term disability insurance coverage, and amounts for Mr. Anderson and Ms. Council in 2008 representing the Company's 401(k) matching contributions.

(6)
Ms. Feher joined the Company as Executive Vice President and Chief Merchandising Officer effective April 2, 2008.

(7)
Mr. Smith joined the Company as Senior Vice President and Chief Financial Officer effective April 2, 2007.

(8)
Ms. Council joined the Company as Senior Vice President of Human Resources effective January 8, 2007.

Grants of Plan-Based Awards Table for Fiscal Year 2008

        The following table sets forth the individual grants of awards made to each of our named executive officers during fiscal year 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
							Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Anderson		03/19/08	250,000	500,000	1,000,000
	03/31/08	03/19/08				27,100	500,000
Ms. Feher(4)		03/19/08	113,750	227,500	455,000
	04/02/08	03/19/08				15,174	300,000
Mr. Smith		03/19/08	70,000	140,000	280,000
	03/31/08	03/19/08				7,588	140,000
Mr. Dunn		03/19/08	52,500	105,000	210,000
	03/31/08	03/19/08				5,691	105,000
Ms. Council		03/19/08	57,500	115,000	230,000
	03/31/08	03/19/08				6,233	115,000

(1)
Represents threshold, target and maximum payout values pursuant to our annual cash incentive program for fiscal year 2008 performance. For more information on our annual cash incentive program, see the description contained in the Compensation Discussion and Analysis elsewhere in this proxy statement. In each case, the actual amount earned pursuant to our annual cash incentive program by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
Awards of time-vesting restricted stock under the 2005 Long-Term Incentive Plan, which vest in four equal installments on the first four anniversaries of the grant date.

(3)
Reflects the grant date fair value of each award determined in accordance with FAS 123R.

(4)
Ms. Feher's non-equity incentive plan award was prorated in fiscal year 2008 based on her date of employment, April 2, 2008.

Employment Agreements

        On December 29, 2005, we entered into an amended and restated employment agreement with Mr. Anderson. The employment agreement provides a base salary to Mr. Anderson, subject to adjustment by the board of directors, and provides that Mr. Anderson will be eligible to earn a bonus at the sole discretion of the board of directors. The minimum salary specified in the agreements for Mr. Anderson is $340,000 per year.

        The employment agreement may be terminated by Mr. Anderson or us at any time for any reason or no reason. If Mr. Anderson is terminated without cause or in connection with a change in control of the Company, he will be entitled to certain severance benefits, as described below under "Potential Payments upon Termination or Change in Control" elsewhere in this proxy statement.

        We entered into a Letter Agreement with Mr. Smith on March 5, 2007 and with Ms. Council on December 6, 2006. The Letter Agreements provided for an annual gross starting salary of $250,000 for Mr. Smith and $200,000 for Ms. Council and participation in our annual bonus plan for management. The Letter Agreements may be terminated by the executive or us at any time for any reason or no reason. We entered into an Employment Agreement with Ms. Feher on April 2, 2008 which provided for an annual gross starting salary of $350,000 and participation in our annual bonus plan for management. The Employment Agreement may be terminated by the executive or us for any reason or no reason, with a requirement that Ms. Feher must provide us with a minimum of thirty days written notice of termination. If Ms. Feher is terminated without cause, she will be entitled to certain severance benefits, as described below under "Potential Payments upon Termination or Change in Control" elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2008

        The following table provides information concerning unexercised options and unvested restricted stock outstanding as of January 31, 2009 for each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Anderson	4,500	(2)	4,500	(2)	41.35	03/17/2016	27,100	(8)	258,263
	21,000	(3)	7,000	(3)	14.00	05/17/2015	5,397	(9)	51,433
	312	(4)			6.85	10/30/2014
	390	(5)			3.62	08/02/2013
Ms. Feher	—		—		—	—	15,174	(10)	144,608
Mr. Smith	—		—		—	—	7,588	(8)	72,314
							1,736	(11)	16,544
Mr. Dunn	1,250	(2)	1,250	(2)	41.35	03/17/2016	5,691	(8)	54,235
	3,750	(3)	1,250	(3)	14.00	05/17/2015	1,270	(9)	12,103
	21,098	(6)			0.38	06/13/2011
Ms. Council	1,000	(7)	1,000	(7)	38.40	01/08/2017	6,233	(8)	59,400
							1,016	(9)	9,682

(1)
Market value is based on the closing stock price of $9.53 on January 30, 2009.

(2)
Stock options were awarded on March 17, 2006 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(3)
Stock options were awarded on May 17, 2005 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(4)
Stock options were awarded on October 30, 2004 under the Amended and Restated 1999 Stock Option Plan and were fully vested on that date.

(5)
Stock options were awarded on August 2, 2003 under the Amended and Restated 1999 Stock Option Plan and were fully vested on that date.

(6)
Stock options were awarded on June 13, 2001 under the Amended and Restated 1999 Stock Option Plan and vested in four equal installments on the first four anniversaries of the grant date.

(7)
Stock options were awarded on January 8, 2007 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(8)
Restricted shares were awarded on March 31, 2008 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(9)
Restricted shares were awarded on March 26, 2007 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date. The remaining three unvested installments will vest on March 26, 2009, 2010 and 2011.

(10)
Restricted shares were awarded on April 2, 2008 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(11)
Restricted shares were awarded on April 2, 2007 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date. The remaining three unvested installments will vest on April 2, 2009, 2010 and 2011.

Option Exercises and Stock Vested Table for Fiscal Year 2008

        The following table sets forth information concerning each exercise of stock options and vesting of restricted stock during the last completed fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Anderson	193,050	2,493,318	1,798	27,599
Ms. Feher	—	—	—	—
Mr. Smith	—	—	578	11,427
Mr. Dunn	—	—	423	6,493
Ms. Council	—	—	338	5,188

(1)
Reflects the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options.

(2)
Reflects the fair market value of the shares on the vesting date.

Potential Payments Upon Termination or Change in Control

        As discussed in the narrative following the Grants of Plan-Based Awards Table for Fiscal Year 2008, the Company has entered into employment agreements with Mr. Anderson and Ms. Feher. The employment agreements provide that in the event that Mr. Anderson or Ms. Feher is terminated for any reason other than for "cause" (as defined in the employment agreements), they will be entitled to severance pay of six months base salary to be paid in equal amounts over a six-month period, in addition to any accrued and vested benefits. We had no plans or agreements to provide severance benefits to Ms. Council or Messrs. Smith and Dunn as of January 31, 2009. On March 25, 2009, the Company entered into severance agreements with each of the named executive officers. Each severance agreement provides that if the Company terminates an executive's employment without Cause (as defined in the severance agreement) or if the executive terminates his or her employment within twelve months of a Change in Control (as defined in the severance agreement) provided that within such period the executive's job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary. These new severance agreements supersede similar provisions in the employment agreements for Mr. Anderson and Ms. Feher. Pursuant to the terms of our 2005 Long-Term Incentive Plan and our 1999 Stock Option Plan, all outstanding options and unvested restricted stock will become 100% vested upon the occurrence of a change in control.

        The following table summarizes the approximate value of the payments and benefits that each of our named executive officers would receive if he or she had terminated employment at the close of business on January 31, 2009 or if a change of control of the Company had occurred as of such date. The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees.

	Mr. Anderson	Ms. Feher	Mr. Smith	Mr. Dunn	Ms. Council
Termination By Company Without Cause
Cash Severance(1)	$250,000	$175,000	—	—	—
Change in Control of the Company
Value of Accelerated Stock Options(2)	—	—	—	—	—
Value of Accelerated Unvested Restricted Stock(3)	$309,696	$144,608	$88,858	$66,338	$69,082

(1)
Reflects cash severance equal to six months of the executive's then annual salary.

(2)
Reflects the excess, if any, of the fair market value of shares underlying unvested options as of January 31, 2009 over the exercise price of the options. Pursuant to the terms of both the 2005 Long-Term Incentive Plan and the 1999 Stock Option Plan, all stock options vest upon the occurrence of a change in control.

(3)
Pursuant to the terms of the grants of unvested restricted stock issued and outstanding as of January 31, 2009, such shares become 100% vested upon a change in control of the Company.

Director Compensation Table for Fiscal Year 2008

        The following table sets forth the cash and other compensation paid by the Company to the members of the board of directors of the Company for all services in all capacities during fiscal year 2008, except for Mr. Anderson, who was not compensated for his services as a director in fiscal year 2008 because he was serving as Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Brian P. Carney	60,750	52,268	—	113,018
Lawrence E. Hyatt	70,750	54,083	—	124,833
John S. Lupo	65,750	54,083	12,847	132,680
Patricia M. Luzier	63,000	54,083	20,555	137,638

(1)
Reflects the amount recognized by the Company in fiscal year 2008 for financial accounting purposes relating to restricted stock awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts reported were determined in accordance with FAS 123R. Expense equal to the fair value of each restricted stock award (the closing price of the Company's common stock on the date of grant) is amortized over the applicable vesting period. The restricted stock vests in full on the first anniversary of the grant date.

  The following table shows the value of the restricted stock awarded to each director during fiscal year 2008:

Name	Grant Date	Grant Date Fair Value of Stock Award ($)
Mr. Carney	3/31/08	55,000
Mr. Hyatt	3/31/08	55,000
Mr. Lupo	3/31/08	55,000
Ms. Luzier	3/31/08	55,000

  The aggregate number of shares of restricted stock held by each director as of January 31, 2009 is as follows: Mr. Carney, 2,981; Mr. Hyatt, 2,981; Mr. Lupo, 2,981; Ms. Luzier, 2,981.

(2)
Reflects the amount recognized by the Company in fiscal year 2008 for financial accounting purposes relating to stock option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts reported were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 to the Company's financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

  There were no awards of stock options to directors in fiscal 2008. The aggregate number of shares underlying stock options held by each director as of January 31, 2009 is as follows: Mr. Carney, none; Mr. Hyatt, 500; Mr. Lupo, 1,500; Ms. Luzier, 2,750.

Director Compensation

        Annual Retainer.    During fiscal 2008, each non-employee director received an annual retainer fee of $40,000. We also provided the following additional annual retainers: Chair of the Audit Committee, $10,000; Chair of the Nominating and Corporate Governance Committee, $3,000; and the Chair of the Compensation Committee, $5,000.

        Meeting Fees.    Each of our non-employee directors received $2,500 for each board meeting attended. All non-employee directors also received $750 for telephonic meetings attended and $750 for interviews of candidates for the President/Chief Operating Officer position. We reimburse all of our non-employee directors for reasonable out-of-pocket expenses in connection with their attendance at the meetings of the board of directors and committees.

        Equity Awards.    In addition, each non-employee director received restricted stock awards of 2,981 shares of the Company's common stock. These awards were granted under the 2005 Long-Term Incentive Plan.

PROPOSAL 2:
APPROVAL OF THE CITI TRENDS, INC. ANNUAL INCENTIVE BONUS PLAN

        The board of directors has approved, subject to stockholder approval, the Citi Trends, Inc. Annual Incentive Bonus Plan (the "Bonus Plan"), which is intended to provide performance bonus opportunities to designated officers of the Company or its subsidiaries upon the attainment of pre-established performance goals for the Company's fiscal year (a "plan year"). The performance bonus is intended to satisfy the criteria necessary for the Company to deduct such bonus for U.S. federal income tax purposes. A summary of the Bonus Plan is set forth below. This summary is qualified in its entirety by the full text of the Bonus Plan, which is attached to this proxy statement as Appendix A.

Background

        Section 162(m) of the Code places a limit of $1 million on the amount of compensation that a company may deduct in any one year with respect to its "covered employees" (under current rules, the chief executive officer and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer as of the end of any fiscal year). Certain qualifying performance-based compensation (i.e., compensation paid under a plan administered by a committee of "outside" directors, based on achieving objective performance goals, the material terms of which have been approved by stockholders) is not subject to the $1 million deduction limit. The Company has been exempt from the limitations of Section 162(m) by virtue of a transition period exemption that applies in the case of a company's initial public offering of its common stock. This transition period will expire at the Company's 2009 annual meeting of stockholders. Consequently, the Company is seeking stockholder approval of the Bonus Plan to preserve its ability to grant certain fully deductible performance-based awards. For compensation to qualify for the performance-based compensation exclusion under Section 162(m), the material terms pursuant to which the performance-based compensation is to be paid, including the performance criteria and the maximum amount payable under the Bonus Plan to any one individual in respect of any plan year must be disclosed to, and approved by, our stockholders prior to the payment.

        Approval of the Bonus Plan does not limit the ability of the board of directors or the Compensation Committee to adopt any additional bonus plan or program or to pay any other compensation to any executive officer or other employee. Any such additional bonus would not be considered performance-based compensation unless it complied with the stockholder approval and other requirements of Section 162(m).

Description of the Bonus Plan

        Administration.    The Compensation Committee will administer the Bonus Plan. Only members of the Compensation Committee who are "outside directors" within the meaning of Section 162(m) may vote on matters relating to the Bonus Plan. The Compensation Committee has authority to establish goals for each participant, calculate and determine each participant's level of attainment of such goals, and calculate the bonus for each participant based upon such level of attainment. Except as otherwise specifically limited in the Bonus Plan, the Compensation Committee has full power and authority to construe, interpret and administer the Bonus Plan.

        Eligibility.    The Compensation Committee may designate any officer of the Company or its subsidiaries to participate in the Bonus Plan. The Chief Executive Officer may designate additional senior vice presidents or executive vice presidents to participate in the Bonus Plan provided that such individuals are not anticipated to be a covered employee. Participants designated by the Compensation Committee or the Chief Executive Officer may vary from plan year to plan year.

        Minimum Performance Goal.    For each performance period, the Compensation Committee will establish a minimum performance goal based on one or more of the business criteria listed below. Bonuses will not be paid with respect to a performance period in which the Company does not achieve the minimum performance goal.

        Limitation of Benefits.    The maximum award payable to each participant will be $2,000,000.

        Bonus Awards.    For each plan year, the Compensation Committee will establish Company financial objectives and individual performance objectives specific to each participant (in addition to the minimum performance goal discussed above) and target bonuses, expressed as a percentage of base salary, that will be awarded to a participant if the minimum performance goal is achieved and if the other established performance objectives are achieved at the target level. Actual bonuses may be greater or less than a participant's target bonus, depending on performance against Company financial objectives and individual performance objectives, and depending on whether the Compensation Committee exercises its discretion to increase or reduce a resulting bonus.

        Performance Goals.    The business criteria upon which the Compensation Committee may establish the minimum performance goal are:

  —EBITDA
  —EBIT
  —Earnings Per Share
  —Net income
  —Pretax Income
  —Sales
  —Comparable Store Sales

        Following the end of the applicable performance period, the Compensation Committee will certify the attainment of the minimum performance goal, the Company financial objectives and the individual objectives, and calculate the bonus, if any, payable to each participant. Bonuses will be paid in cash.

        Treatment of Bonus upon a Participant's Termination of Service.    In general, a participant must be employed through the end of a plan year to be eligible to receive such bonus. If a participant's service terminates prior to the end of a plan year by reason of death, disability or retirement (as such terms are defined in the Bonus Plan), or if such termination occurs for any reason other than death, disability or retirement and the Compensation Committee, in its discretion, shall so determine, the participant (or his or her beneficiary) will be paid a pro-rata bonus (based on the time elapsed prior to the date of termination) determined by actual performance levels. Such bonuses will be paid at the normal time for payment of bonuses under the Bonus Plan.

        Treatment of Bonus upon a Change in Control.    In the event of a change in control of the Company (as defined in the Bonus Plan) prior to the end of a plan year, participants will be paid a pro-rata bonus (based on the time elapsed prior to the change in control) determined as if the target level of performance had been achieved. Such bonuses will be paid within 30 days after the effective date of the change in control.

        Amendment and Termination.    The Compensation Committee may amend or terminate the Bonus Plan at any time. However, the Compensation Committee may condition any amendment on stockholder approval if necessary or deemed advisable with respect to applicable laws, policies or regulations, including U.S. tax laws. Termination or amendment of the Bonus Plan during a plan year may be retroactive to the beginning of the plan year in the Compensation Committee's discretion.

 New Plan Benefits to Named Executive Officers and Others

        Subject to stockholder approval of the Bonus Plan, the Compensation Committee has designated R. David Alexander, Jr., Elizabeth R. Feher, Bruce D. Smith, James A. Dunn and Ivy D. Council as participants in the Bonus Plan for the performance period of February 1, 2009 through January 30, 2010. Because amounts payable under the Bonus Plan are based on satisfaction of certain performance goals, it is not presently possible to determine the actual payments that will be received by named executive officers pursuant to the Bonus Plan with respect to the 2009 fiscal year. For such performance period, the target bonus awards granted under the Bonus Plan are set forth in the table below. These target bonus awards would be earned with respect to the 2009 fiscal year assuming that (i) the stockholders approve the Bonus Plan, (ii) the minimum performance goal is achieved, and (iii) actual performance measured against Company financial objectives and individual performance objectives established by the Compensation Committee result in an incentive award being earned at 100% of the target bonus.

Name and Position	Target as a % of Base Salary	Target Bonus Amount ($)
R. David Alexander, Jr.	100%	500,000
Elizabeth R. Feher	65%	243,750
Bruce D. Smith	50%	150,000
James A. Dunn	50%	110,000
Ivy D. Council	50%	120,000

Vote Required; Recommendation

        The affirmative vote of a majority of the votes cast on this proposal is required for approval of the Bonus Plan as it relates to our covered employees. If the Bonus Plan is not approved by our stockholders, the covered employees will not receive performance-based bonuses under the Bonus Plan.

        The board of directors recommends that stockholders vote "FOR" approval of the Citi Trends, Inc. Annual Incentive Bonus Plan.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table represents those securities authorized for issuance as of January 31, 2009 under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	446,160	$19.38	855,248
Equity compensation plans not approved by security holders	—	—	—

Total	446,160	$19.38	855,248

(1)
Includes 59,100 outstanding options issued under the 1999 Stock Option Plan. This plan was replaced in May 2005 by the 2005 Long-Term Incentive Plan, which provides for the issuance of up to 1,300,000 shares of common stock upon the exercise of stock options or as awards of nonvested restricted stock and other performance awards. Also, includes 149,750 outstanding options and 237,310 nonvested restricted stock grants issued under the 2005 Long-Term Incentive Plan.

(2)
The weighted average exercise price is for options only and does not include nonvested restricted stock.

(3)
Consists of shares available for awards of options, nonvested restricted stock and other performance awards under the 2005 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures

        The Company has adopted a Code of Business Conduct and Ethics which sets forth the Company's policy of prohibiting participation by an employee, officer or director (or his/her family members) in any transaction that could create an actual or apparent conflict of interest with the Company. Transactions prohibited by the Code of Business Conduct and Ethics, among other things, include: conducting business or engaging in a transaction on behalf of the Company with a family member or significant other or with a company in which the person or one of their family members is a significant owner or is associated or employed in a significant role or position; an employee accepting simultaneous employment with a client, credit source, supplier, or competitor, or taking part in any activity that enhances or supports a competitor's position; a director of the Company serving as a director of any other company that competes with the Company; and transactions in which an employee, officer or director invests in a client, credit source, supplier or competitor that compromises his or her responsibilities to the Company.

        The Company's Code of Business Conduct and Ethics requires that the Audit Committee must review and approve in advance all material related party transactions or business or professional relationships that could present a conflict of interest. All instances involving potential related party transactions or such business or professional relationships must be reported to the Chief Executive Officer who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. The Company will report all material related party transactions and such business or professional relationships under applicable accounting rules and the SEC's rules and regulations. Any dealings with a related party will be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm's-length basis.

        In addition, the charter of the Audit Committee requires the Audit Committee to review and approve all related party transactions as defined by Item 404 of the SEC's Regulation S-K in accordance with NASDAQ listing standards. It is also one of the responsibilities of the Nominating and Corporate Governance Committee, as set forth in its charter, to consider possible conflicts of interests of directors and any related party transactions in connection with the determination of director independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by our directors and executive officers and all beneficial owners of more than ten percent of our common stock outstanding to report transactions in our securities were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 30, 2009, for the following persons:

  •
  each stockholder known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all directors and executive officers as a group.

        This table lists applicable percentage ownership based on 14,685,737 shares of common stock outstanding as of March 30, 2009. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of March 30, 2009, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Class
Directors and Named Executive Officers:

R. Edward Anderson	230,060	(1)	1.6%
Executive Chairman of the Board

R. David Alexander, Jr.	43,296		*
President, Chief Executive Officer and Director

Elizabeth R. Feher	26,238		*
Executive Vice President and Chief Merchandising Officer

Bruce D. Smith	16,487		*
Senior Vice President and Chief Financial Officer

James A. Dunn	40,022	(2)	*
Senior Vice President of Store Operations

Ivy D. Council	14,034	(3)	*
Senior Vice President of Human Resources

Brian P. Carney	5,211		*
Director

Lawrence E. Hyatt	6,539	(4)	*
Director

John S. Lupo	7,539	(5)	*
Director

Patricia M. Luzier	8,789	(6)	*
Director

Directors and executive officers as a group (ten persons)	398,215	(7)	2.7%

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Other Beneficial Owners:

FMR LLC (8)	1,877,678	12.8%
82 Devonshire Street Boston, MA 02109

Morgan Stanley (9)	1,512,322	10.3%
1585 Broadway New York, NY 10022

AXA Financial, Inc. (10)	923,875	6.3%
1290 Avenue of the Americas New York, NY 10104

Ronald J. Juvonen (11)	747,714	5.1%
675 Unionville Road, Suite 105 Kennett Square, PA 19348

Massachusetts Financial Services Company (12)	746,469	5.1%
500 Boylston Street Boston, MA 02116

OppenheimerFunds, Inc. (13)	745,068	5.1%
225 Liberty Street New York, NY 10281

*
Denotes less than 1%.

(1)
Includes options to purchase 35,452 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(2)
Includes options to purchase 27,973 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(3)
Includes options to purchase 1,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(4)
Includes options to purchase 500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(5)
Includes options to purchase 1,500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(6)
Includes options to purchase 2,750 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(7)
Includes options to purchase 69,175 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 30, 2009.

(8)
This information is based on a Schedule 13G/A filed on February 17, 2009. FMR LLC is a parent holding company with sole voting power with respect to 14,556 shares of our common stock and sole dispositive power with respect to 1,877,678 shares of our common stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 1,863,122 shares of our common stock as a result of acting as investment adviser to various investment funds. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the investment funds each has sole power to dispose of the 1,863,122 shares owned by the funds. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 14,556 shares of our common stock as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over, and sole power to vote or to direct the voting of, 14,556 shares of our common stock.

(9)
This information is based on a Schedule 13G/A filed on February 17, 2009. Morgan Stanley is a parent holding company with sole voting power with respect to 1,391,285 shares of our common stock and sole dispositive power with respect to 1,512,322 shares of our common stock. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley and is an investment adviser with sole voting power with respect to 1,359,265 shares of our common stock and sole dispositive power with respect to 1,420,038 shares of our common stock.

(10)
This information is based on a Schedule 13G/A filed on February 13, 2009. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc. have sole power to dispose or to direct the disposition of 923,875 shares of our common stock and sole power to vote or direct the voting of 818,765 shares of our common stock through the holdings of their subsidiaries, AllianceBernstein L.P. and AXA Equitable Life Insurance Company.

(11)
This information is based on a Schedule 13G/A filed on February 17, 2009. The shares listed in the table are held by Downtown Associates I, L.P. and Downtown Associates II, L.P. (the "Downtown Funds"). Ronald J. Juvonen is the managing member of the general partner of the Downtown Funds and has sole power to vote and direct the disposition of the shares held by the Downtown Funds.

(12)
This information is based on a Schedule 13G/A filed on February 2, 2009. Massachusetts Financial Services Company has sole voting and sole dispositive power with respect to all of the shares.

(13)
This information is based on a Schedule 13G filed on January 23, 2009. OppenheimerFunds, Inc. has shared voting power and shared dispositive power with respect to the shares.

PROPOSAL 3:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010, and further directed that the appointment of KPMG LLP be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since fiscal 2002. We understand that a representative from KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders' opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment of KPMG LLP is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent registered public accounting firm. The Audit Committee may terminate the engagement of KPMG LLP as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination necessary or appropriate.

Principal Accounting Fee Information

        The following table sets forth the aggregate fees paid or payable to KPMG LLP relating to the audit of our fiscal 2007 and 2008 financial statements and the fees billed to us in 2007 and 2008 by KPMG LLP for other professional services:

	Fiscal 2007	Fiscal 2008
Audit Fees (1)	$1,173,466	$833,771
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

    (1)
    Audit fees include amounts billed to us related to the annual audit of our financial statements and interim reviews of the quarterly financial statements filed for fiscal 2007 and fiscal 2008. For fiscal 2007, this category includes services associated with a secondary public offering, including the related registration statement and an additional registration statement.

Audit Committee Pre-Approval Policy

        In accordance with our Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by our Audit Committee.

        Our Audit Committee's pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to our Audit Committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee's acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

        The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

        Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both management and the independent registered public accounting firm, and must include a detailed description of the services to be provided.

        Our policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, or contribution-in-kind reports, actuarial services, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Vote Required; Recommendation

        The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

        The board of directors recommends that stockholders vote "FOR" ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 30, 2010.

 STOCKHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

        Any proposal or proposals by a stockholder pursuant to the proxy solicitation rules of the SEC intended to be included in the proxy statement and proxy card relating to the 2010 annual meeting of stockholders must be received by us no later than December 25, 2009. In addition, if you desire to bring business (including director nominations) before our 2010 annual meeting of stockholders, you must comply with our bylaws, which require that you provide written notice of such business to our Secretary at the address of our executive offices, which notice must be received no earlier than January 27, 2010, and no later than February 26, 2010. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2010 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

        Notices of intention to present proposals at the 2010 annual meeting should be addressed to the Company, Attention: Corporate Secretary, 104 Coleman Boulevard, Savannah, Georgia 31408.

ANNUAL REPORT ON FORM 10-K

        Our Annual Report for the fiscal year ended January 31, 2009, accompanies this proxy statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as filed with the SEC, is available, without charge, upon written request directed to our Corporate Secretary at the corporate address set forth above.

OTHER BUSINESS

        We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

 Appendix A

 CITI TRENDS, INC.
ANNUAL INCENTIVE BONUS PLAN

ARTICLE 1 ESTABLISHMENT OF PLAN		1
1.1	Background	1
1.2	Purpose	1
1.3	Effective Date	1
ARTICLE 2 DEFINITIONS		1
2.1	Definitions	1
ARTICLE 3 ADMINISTRATION		3
3.1	Committee	3
3.2	Authority of Committee	3
3.3	Decisions Binding	4
ARTICLE 4 ELIGIBILITY		4
4.1	Designation of Participants	4
4.2	Partial Year Participation	4
4.3	Demotions	4
ARTICLE 5 OPERATION OF THE PLAN		4
5.1	Plan Structure	4
5.2	Establishment of Target Bonuses	5
5.3	Company Financial Objectives	5
5.4	Individual Performance Objectives	5
5.5	Minimum Required Performance Goal and Individual Award Limits	5
5.6	Payout Form and Timing	6
5.7	Terminations of Employment	6
5.8	Change in Control	6
ARTICLE 6 AMENDMENT, MODIFICATION AND TERMINATION		6
6.1	Amendment, Modification and Termination	6
6.2	Termination After or During Plan Year	6
ARTICLE 7 GENERAL PROVISIONS		7
7.1	No Right to Participate	7
7.2	No Right to Employment	7
7.3	Withholding	7
7.4	Funding	7
7.5	Expenses	7
7.6	Titles and Headings	7
7.7	Gender and Number	7
7.8	Governing Law	7

i

CITI TRENDS, INC.
ANNUAL INCENTIVE BONUS PLAN

ARTICLE 1
ESTABLISHMENT OF PLAN

        1.1    BACKGROUND.    The Citi Trends, Inc. Annual Incentive Bonus Plan (the "Plan") provides a program for the grant of annual Performance Bonuses. This Plan has been established and approved, and will be administered by, the Committee. It is intended that the Performance Bonuses earned under this Plan shall be Qualified Performance-Based Cash Awards with respect to Participants who are Covered Employees, with the intent that the Performance Bonuses will be fully deductible by the Company without regard to the limitations of Code Section 162(m). The aggregate dollar value of any Performance Bonus that may be paid to any one Participant during any one calendar year under the Plan is $2 million.

        1.2.    PURPOSE.    The purpose of this Plan is to provide for the payment of a cash bonus to key employees of the Company, the payment of which will be based on the achievement of Performance Objectives during a Plan Year. Company Financial Objectives are designed to focus on overall corporate financial results that drive shareholder value. Unless otherwise specified by the Committee, the Performance Objectives include Minimum Required Performance, Company Financial Objectives and Individual Performance Objectives.

        1.3.    EFFECTIVE DATE.    This Plan was approved by the Committee on March 19, 2009, to be effective as of the beginning of the Company's 2009 fiscal year. The Plan was approved by the shareholders of the Company on                        , 2009.

ARTICLE 2
DEFINITIONS

        2.1.    DEFINITIONS.    The following terms shall have the following meanings for purposes of this Plan, unless the context in which they are used clearly indicates that some other meaning is intended.

        Beneficiary.    A person designated, in the manner determined by the Committee, to exercise the rights of the Participant and to receive any distribution with respect to any Performance Bonus upon the Participant's death.

        Change in Control.    The occurrence of any one of the following events:

          (a)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 50% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b)   Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's

1

  shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

          (c)   Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)   Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

        Committee.    The Compensation Committee of the Board of Directors of the Company.

        Company Financial Objectives.    The Company Financial Objectives established by the Committee for a Plan Year, as provided in Article 5.

        Covered Employee.    A covered employee as defined in Code Section 162(m)(3).

        Disability.    Any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

        Effective Date.    February 1, 2009.

        GAAP.    Generally accepted accounting principles for U.S. companies.

        Individual Award Limit.    Has the meaning described in Section 5.5.

        Individual Performance Objectives.    The Individual Performance Objectives established by the Committee for a Plan Year, as provided in Article 5.

2

        Minimum Required Performance.    Has the meaning given such term in Section 5.5.

        Participant.    A person who, as an employee of the Company or a Subsidiary, has been granted a Performance Bonus under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a Beneficiary or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

        Performance Bonus.    The bonus payable to a Participant under this Plan calculated by reference to the achievement of applicable Performance Objectives, as determined in accordance with Article 5.

        Performance Objectives.    Collectively with respect to a Participant, Minimum Required Performance and any other Company Financial Objectives and Individual Performance Objectives (applicable to the Participant), as provided in Article 5.

        Plan.    The Citi Trends, Inc. Annual Incentive Bonus Plan, as set forth in this document together with any subsequent amendments hereto.

        Plan Year.    The Company's fiscal year.

        Qualified Business Criteria.    One or more of the criteria listed in Section 5.5 upon which the Minimum Required Performance goals for Qualified Performance-Based Cash Awards may be established by the Committee.

        Qualified Performance-Based Cash Award.    A Performance Bonus that is intended to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C) or any successor provision thereto and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 5.5.

        Retirement.    Termination of employment with the Company or a Subsidiary after attaining age 65.

        Schedule.    Means a document setting forth Company Financial Objectives for a Plan Year and the relative weightings of such measures and such other information as the Committee determines is appropriate.

        Subsidiary.    Any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

        Target Bonus.    Has the meaning described in Section 5.2.

ARTICLE 3
ADMINISTRATION

        3.1.    COMMITTEE.    This Plan shall be administered by the Committee.

        3.2.    AUTHORITY OF COMMITTEE.    The Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants for each Plan Year;

          (b)   Establish and review Performance Objectives and weightings for different Performance Objectives for each Plan Year;

          (c)   Establish Target Bonuses for Participants for each Plan Year;

          (d)   Determine whether and to what extent Performance Objectives were achieved for each Plan Year;

3

          (e)   Increase (subject to the Individual Award Limit) or decrease the Performance Bonus otherwise payable to any Participant resulting from the achievement of financial Performance Objectives in any Plan Year, based on such subjective factors as the Committee shall deem relevant;

          (f)    Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer this Plan;

          (g)   Make all other decisions and determinations that may be required under this Plan or as the Committee deems necessary or advisable to administer this Plan; and

          (h)   Amend this Plan as provided herein.

        3.3.    DECISIONS BINDING.    The Committee's interpretation of this Plan and all decisions and determinations by the Committee with respect to this Plan are final, binding, and conclusive on all parties.

ARTICLE 4
ELIGIBILITY

        4.1.    DESIGNATION OF PARTICIPANTS.    Officers of the Company or its Subsidiaries are eligible to participate in the Plan. Exhibit A hereto lists the officers who are designated as Participants in this Plan for the 2009 Plan Year. The Chief Executive Officer may designate additional Senior Vice Presidents or Executive Vice Presidents as Participants and shall promptly report such additional names to the Committee; provided, however, that such delegated authority shall be limited to individuals who are not anticipated to be Covered Employees for the Plan Year. The Committee, in its discretion, may determine whether other positions may qualify for participation in all or any portion of this Plan for any subsequent Plan Year or change Target Bonuses of existing Participants. Within the first 90 days of each Plan Year, the Committee shall approve and substitute a new Exhibit A indicating the Participants and their Target Bonuses for that Plan Year. The Company will notify Participants of their eligibility to participate, and the terms thereof, in writing.

        4.2.    PARTIAL YEAR PARTICIPATION.    If a Participant begins employment or is promoted to an eligible position after the beginning of a Plan Year, the Committee, in its discretion, may determine whether such person may participate in this Plan and if so, the terms of such participation, which will be prorated based on the number of days such person participated in this Plan during the Plan Year, unless the Committee determines otherwise. If a Participant takes a leave of absence during the Plan Year for any reason the Participant will receive a pro rata share of a Performance Bonus, if any, for such Plan Year, unless the Committee decides otherwise.

        4.3.    DEMOTIONS.    If a Participant is demoted during the Plan Year, the Committee will determine whether Plan participation ends at that time, or is continued, perhaps at a reduced level. If participation ends, any Performance Bonus earned during the time of participation will be prorated for the Plan Year.

ARTICLE 5
OPERATION OF THE PLAN

        5.1.    PLAN STRUCTURE.    Each Participant shall be eligible to receive a Performance Bonus for the Plan Year if the Company meets or exceeds certain Performance Objectives set by the Committee. It is anticipated that the Committee shall establish or approve Performance Objectives and their respective weightings, and Target Bonuses as provided in Sections 5.2, 5.3 and 5.4. In establishing Performance Objectives, the Committee may take into account such factors as it deems appropriate, including, without limitation, prior year results, planned business results, anticipated business trends, performance relative to peer companies and macroeconomic conditions. Those Performance Objectives

4

shall provide the framework for the Committee in determining the appropriate amount of incentive awards to payout in each Plan Year. However, this Plan is designed to provide the Committee discretion to make pay-outs that differ from those that would result from the application of Sections 5.2, 5.3 and 5.4, if circumstances warrant, so long as, at a minimum, the requirements of Section 5.5 are met. Such circumstances could include, for example and without limitation, events that are not anticipated at the time the Performance Objectives are established or extenuating circumstances or extraordinary performance that is not recognized through the Performance Objectives.

        5.2.    ESTABLISHMENT OF TARGET BONUSES.    The Committee plans to establish Performance Objectives (in addition to Minimum Required Performance) and Target Bonuses (other than the Individual Award Limit) for each Plan Year, by approving the percentage of each Participant's base salary that will be awarded to the Participant for that Plan Year if Minimum Required Performance is achieved and if the other established Performance Objectives are achieved at the target level (the "Target Bonus"). Each Participant's Target Bonus percentage will be communicated in writing to the Participant. The actual Performance Bonus to a Participant may be greater or less than his or her Target Bonus, depending on the level of achievement of Company Financial Objectives, as provided in the relevant Schedule, and Individual Performance Objectives, and depending on whether the Committee exercises its discretion to increase or reduce a resulting Performance Bonus as provided herein.

        5.3.    COMPANY FINANCIAL OBJECTIVES.    Within the first 90 days of each Plan Year, it is anticipated that the Committee will approve Company Financial Objectives for that Plan Year in addition to Minimum Required Performance, and shall set forth such Company Financial Objectives in one or more Schedules. The Schedule shall provide the formula that the Committee will use as a guide for determining a Participant's Performance Bonus at a level below the Individual Award Limit.

        5.4.    INDIVIDUAL PERFORMANCE OBJECTIVES.    Within the first 90 days of each Plan Year, it is anticipated that the Committee will approve Individual Performance Objectives for Participants who are executive officers and that the Chief Executive Officer or other appropriate officers will approve Individual Performance Objectives for other Participants. Any such Individual Performance Objectives will be communicated to Participants in writing. The Committee shall consider the degree of achievement of Individual Performance Objectives as a guide in exercising its discretion in determining a Participant's Performance Bonus at a level below the Individual Award Limit.

        5.5    MINIMUM REQUIRED PERFORMANCE GOAL AND INDIVIDUAL AWARD LIMITS.    The Committee will establish for each Plan Year beginning with the 2009 Plan Year a minimum performance goal ("Minimum Required Performance") under the Plan based on one or more of the following Qualified Business Criteria:

  •
  EBITDA

  •
  EBIT

  •
  Earnings Per Share

  •
  Net Income

  •
  Pretax Income

  •
  Sales

  •
  Comparable Store Sales

        In any Plan Year in which Minimum Required Performance is achieved, the Performance Bonus payable to each Participant under the Plan for such Plan Year shall be $2 million (the "Individual Award Limit") or any lesser amount determined by the Committee based on the level of actual performance compared to Company Financial Objectives and/or Individual Performance Objectives and

5

such other Performance Objectives or any other criteria determined by the Committee. As described herein, it is anticipated that the Committee will exercise discretion such that the Performance Bonus paid to a Participant for a Plan Year would represent the amount that would be payable pursuant to the applicable Company Financial Objectives and/or Individual Performance Objectives, rather than the full Individual Award Limit. In any Plan Year in which the Committee fails to set a Target Bonus for a Participant, the Performance Bonus for that Participant shall be zero for that year unless the Committee determines otherwise (but in no event shall the bonus exceed the Individual Award Limit).

        The Minimum Required Performance shall be communicated in writing to each Participant within the first 90 days of each Plan Year.

        5.6.    PAYOUT FORM AND TIMING.    Performance Bonuses will be paid within thirty (30) days after the Committee determines whether and to what extent Performance Objectives were achieved, but no later than the 15th day of the third month following the end of the Plan Year for which the Performance Bonuses, if any, were earned.

        5.7.    TERMINATION OF EMPLOYMENT.    In the event of the termination of a Participant's employment prior to the end of the Plan Year, the Participant shall not be entitled to payment of any Performance Bonus; provided, however, that (i) if such termination is by reason of the Participant's death, Disability or Retirement, or (ii) if such termination occurs for any reason other than death, Disability or Retirement and the Committee, in its discretion, shall so determine, the Participant will be paid a Performance Bonus equal to the pro rata portion (based on the number of days worked during the Plan Year) of the Performance Bonus, if any, that would otherwise be payable if the Participant had continued employment through the end of the Plan Year, based on actual performance. For example, no Performance Bonus shall be paid if Minimum Required Performance is not achieved. If Minimum Required Performance is achieved, then the Participant's Performance Bonus shall be based on the applicable performance matrix. Any such Performance Bonus shall be paid at the normal time for payment of Performance Bonuses hereunder. Any amounts paid on behalf of a deceased Participant will be paid to the Participant's Beneficiary. For terminations after the end of the Plan Year, but before payout from this Plan, payout will be made as though the termination had not occurred.

        5.8.    CHANGE IN CONTROL.    In the event a Change in Control occurs during the Plan Year, a pro rata portion of the Target Bonus amounts for that Plan Year (based on the number of days in the Plan Year preceding the Change in Control, divided by 365) shall be deemed earned, notwithstanding the level of achievement of Performance Objectives or Minimum Required Performance. Such pro rata Target Bonuses shall be paid to Participants no later than 30 days after the effective date of the Change in Control.

ARTICLE 6
AMENDMENT, MODIFICATION AND TERMINATION

        6.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Committee may, at any time and from time to time, amend, modify or terminate this Plan. The Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, including without limitation Code Section 162(m).

        6.2.    TERMINATION AFTER OR DURING PLAN YEAR.    Termination of this Plan after a Plan Year but before Performance Bonuses are paid for that Plan Year will not reduce Participants' rights to receive Performance Bonuses for the Plan Year. Termination or amendment of this Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee. If a Change in Control occurs, no amendment or termination may adversely affect amounts payable to a Participant without the consent of the Participant.

6

 ARTICLE 7
GENERAL PROVISIONS

        7.1.    NO RIGHT TO PARTICIPATE.    No employee has any right to be selected to participate in this Plan.

        7.2.    NO RIGHT TO EMPLOYMENT.    Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

        7.3.    WITHHOLDING.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

        7.4.    FUNDING.    Benefits payable under this Plan to a Participant or to a Beneficiary will be paid by the Company from its general assets. The Company is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under this Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under this Plan will have no rights greater than the rights of any other unsecured creditor of the Company.

        7.5.    EXPENSES.    The expenses of administering this Plan shall be borne by the Company and its Subsidiaries.

        7.6.    TITLES AND HEADINGS.    The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

        7.7.    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        7.8.    GOVERNING LAW.    To the extent not governed by federal law, this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

        The foregoing is hereby acknowledged as being the Citi Trends, Inc. Annual Incentive Bonus Plan as adopted by the Committee on March 19, 2009 and by the shareholders on                         , 2009.

CITI TRENDS, INC.

7

 EXHIBIT A

PARTICIPANTS AND TARGET BONUS PERCENTAGES EFFECTIVE MARCH 19, 2009
UNDER THE ANNUAL INCENTIVE BONUS PLAN

Name	% of Base Salary Payable at Target Achievement of Performance Objectives*
R. David Alexander, Jr.	100%
Elizabeth R. Feher	65%
Bruce D. Smith	50%
James A. Dunn	50%
Ivy D. Council	50%

    *
    Subject to the achievement of Minimum Required Performance

ANNUAL MEETING OF STOCKHOLDERS OF CITI TRENDS, INC. May 27, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and the 2008 Annual Report for Citi Trends, Inc. are available at http://ir.cititrends.com/annual-proxy.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of two Directors for a three-year term expiring at the 2012 annual stockholders meeting. 2. Approval of the Citi Trends, Inc. Annual Incentive Bonus Plan. 3. Ratification of the selection of KPMG LLP to be the independent registered public accounting firm of the Company for the fiscal year ending January 30, 2010. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230300000000000000 4 052709 O R. David Alexander, Jr. O Patricia M. Luzier FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CITI TRENDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby appoints R. Edward Anderson and Bruce D. Smith and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of Citi Trends, Inc. to be held on May 27, 2009 and at any adjournment or postponement thereof. (Continued and to be signed on the reverse side.)